EXHIBIT 10.1

AMENDED AND RESTATED NEOWARE, INC.

2004 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan; Effective Date.

1.1. Purpose. This Amended and Restated 2004 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Neoware, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for productivity; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

1.2 Effective Date. The Plan was approved by the Board on October 19, 2004 and became effective immediately upon its adoption by the stockholders of the Company. The date of its approval by the stockholders is hereby designated the “Plan Effective Date.”

Section 2. Definitions. For the purposes of the Plan, the following definitions shall be in effect:

2.1. Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.

2.2. Award Agreement: with respect to any particular Award, the written document that sets forth the terms of that Award.

2.3. Board: the Company’s Board of Directors.

2.4. Change in Control: a change in ownership or control of the Company effected through any of the following transactions:

2.4.1. the direct or indirect acquisition by any person or related group of persons (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities;

2.4.2. a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

2.4.3. the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction, or (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction; or

2.4.4. the liquidation or dissolution of the Company or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, including stock held in subsidiary corporations or interests held in subsidiary ventures.

2.5. Code: the Internal Revenue Code of 1986, as amended.

2.6 Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.

2.7. Common Stock: shares of the Company’s common stock.

2.8 Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

2.9. Exchange Act: the Securities Exchange Act of 1934, as amended.

2.10 Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.

2.11 Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

2.11.1. NASDAQ. If the Common Stock is at the time traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by NASDAQ on the Nasdaq Global Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.11.2 Other National Securities Exchange. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

2.11.3 Not Publicly Traded. If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq Global Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.

2.12. Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.13. Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime which constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.

2.14. Non-Qualified Option: an Option that is not an Incentive Stock Option.

2.15. Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6, 7 or 8 hereof.

2.16. Optionee: a person to whom an Option is granted under the Plan.

2.17. Participant: a person who is issued an Award under the Plan.

2.18. Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.

2.19 Qualifying Performance Criteria: the performance criteria set forth in Section 13.3.2.

2.20. Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 10 of the Plan.

2.21. Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 11 of the Plan.

2.22. SAR: a stock appreciation right granted under and described in Section 9 of the Plan.

2.23. Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a non-employee member of the Board or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Agreement.

2.24. Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25 Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or any related corporation of the Company.

Section 3. Administration of the Plan.

3.1. The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the Nasdaq Stock Market, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan, including without limitation Sections 3.2, 3.3 and 3.4 below) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Award thereunder as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties. No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.

3.2. Delegation of Authority. The Board may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed also to refer to such persons to whom authority has been granted.

3.3. Approval of Discretionary Director Grants. The Board must ratify any grants of Awards under the Plan (other than those made pursuant to Section 7) to any non-employee Board member.

3.4. Administration of Non-Employee Director Grants. Administration of the grants made pursuant to Section 7 of the Plan shall be self-executing, and the Committee shall exercise no discretionary functions with respect to such option grants. Administration of discretionary grants made to non-employee Board members under Section 8 shall be administered by the Committee, subject to Section 3.3.

Section 4. Eligibility.

4.1. Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:

4.1.1 officers and other Employees of the Company (or any Subsidiary);

4.1.2. non-employee members of the Board and the non-employee members of the board of directors of any Subsidiary; and

4.1.3. consultants who provide Services to the Company (or any Subsidiary), provided such Services are not in connection with the offer or sale of securities in a capital-raising transaction.

4.2. Determination of Eligibility. Subject to the terms of the Plan, the Committee and, to the extent consistent with the Plan and the Board’s delegation, the persons to whom authority has been delegated under Section 3.2, shall have full authority to determine which eligible individuals are to receive Awards.

Section 5. Stock Subject to the Plan

5.1. Number of Shares Available for Grant. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 2,700,000 shares, plus up to an aggregate maximum of 1,750,000 shares subject to options outstanding as of December 1, 2004 under the Company’s 1995 Stock Option Plan and 2002 Non-Qualified Stock Option Plan that terminate, expire or are canceled without having been exercised on or after December 1, 2004, subject to adjustment from time to time in accordance with the provisions of Section 5.4. The maximum number of shares that may be issued under the Plan as Restricted Shares shall not exceed 300,000 shares.

5.2. Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 500,000 shares. The aggregate number of shares subject to Restricted Share or Restricted Share Units granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 250,000. Notwithstanding the foregoing limitations, no non-employee Board member may receive Awards in any given fiscal year of the Company (not including automatic grants of Options under Section 7) with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.

5.3. Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited or becomes unexercisable or irredeemable for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, surrendered or forfeited for any reason, that share will again be available for grant under the Plan. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned to the Company upon termination, cancellation, expiration, forfeiture or surrender of an Award. Notwithstanding the foregoing, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are retained by the Company upon the vesting, exercise or redemption of an Award in order to satisfy the exercise price for such Award or withholding taxes, if any, due in connection with such vesting, exercise or redemption. For the avoidance of doubt, shares underlying (i) the unexercised portion of an Option or SAR and (ii) the unvested portion of a Restricted Share or Restricted Share Unit at the time any such Award terminates, shall revert to and again be available for future grant under the Plan, unless the Plan has been terminated. If shares that were acquired upon exercise of an Option or redemption of a SAR, or in connection with a Restricted Share or Restricted Share Unit, are subsequently repurchased by the Company, such shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan, and any shares subject to awards of SARs or Restricted Share Units will, upon any distribution in respect of such awards, be treated as issued and will not be available under the Plan, whether the distribution is paid in cash or shares.

5.4. Adjustment. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities for which automatic Option grants are to be subsequently made per eligible non-employee Board member under Section 7 of the Plan, (d) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan, and (e) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.

Section 6. Stock Options; In General

6.1. Option Grant and Award Agreement. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.

6.1.1. No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.

6.1.2. $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.

6.2. Exercise Price. The exercise price per share of each option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date.

6.3 Exercisability and Term of Options. Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).

6.4. Payment of the Exercise Price. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one or more of the forms specified below as permitted by the Committee:

6.4.1 by cash or check made payable to the Company;

6.4.2. in shares of Common Stock held by the Optionee;

6.4.3. pursuant to a broker assisted exercise; or

6.4.4 by such other forms of consideration as determined by the Committee.

6.5. Transfer of an Option.

6.5.1 In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death or, with respect to Options other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Treasury Regulations).

6.5.2. Committee May Permit Transfer of Non-Qualified Options. Notwithstanding the foregoing provisions of this Section 6.5, the Committee may provide that an Optionee may transfer Non-Qualified Options to family members or other persons or entities according to such terms as the Committee may determine, provided that the Optionee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

6.6. No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

6.7. Exercise and Forfeiture Following Termination of Service.

6.7.1. In General. Upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.

6.7.2. Exercise Period Following Termination. In the event of a Participant’s death or termination of Service, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:

(a) Other than Death, Permanent Disability or Misconduct. If a Participant terminates Service for any reason other than death, Permanent Disability or Misconduct, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service.

(b) Disability. If a Participant terminates Service by reason of his or her Permanent Disability, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service.

(c) Death. If a Participant dies while holding one or more outstanding Options or SARs, then each such Option and SAR shall remain exercisable during the 12-month period, or such lesser period as determined by the Committee, following the date of the Participant’s death. During such limited period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(d) Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.

(e) Expiration. Subject to the discretion of the Committee under Section 6.7.4, upon the expiration of the applicable exercise period provided for in this Section 6.7.2 or (if earlier) upon the expiration of the term of the Option or SAR, the Option or SAR shall terminate and cease to be exercisable for any shares for which the Option or SAR has not been exercised.

(f) Change of Control Agreements. Notwithstanding any other provision of this Section 6.7, with respect to a particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.

6.7.3. No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option’s term.

6.7.4. Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding:

(a) to extend the period of time for which the Option (other than Options granted pursuant to Section 7) or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for cause from the limited period in effect under Section 6.7.2 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such option be exercisable after the specified expiration date of the Option or SAR term; and/or

(b) to permit one or more Options or SARs held by the Participant (other than Options granted pursuant to Section 7) to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.

6.8 No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 5.4), the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

Section 7. Stock Options; Automatic Grants for Non-Employee Directors.

7.1. Eligibility. The individuals eligible to receive automatic option grants pursuant to the provisions of this Section 7 shall be limited to (a) those individuals who are serving as non-employee Board members on the Plan Effective Date, (b) those individuals who are first elected or appointed as non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Company’s stockholders, and (c) those individuals who are re-elected to serve as non-employee Board members at one or more annual meeting of the Company’s stockholders (each an “Annual Stockholders Meeting”) held on or after the Plan Effective Date. Each non-employee Board member eligible to receive one or more automatic option grants pursuant to the foregoing criteria shall be designated an “Eligible Director” for purposes of the Plan.

7.2. Grant Dates. Option grants shall be made under this Section 7 on the dates specified below:

7.2.1. Initial Grant. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Qualified Option to purchase 10,000 shares of Common Stock upon terms and conditions of this Section 7.

7.2.2. Annual Grant. On the date of each Annual Stockholders Meeting, beginning with the first Annual Stockholders Meeting held on the Plan Effective Date, each individual who will continue to serve after such meeting as an Eligible Director shall automatically be granted a Non-Qualified Option to purchase an additional 7,500 shares of Common Stock upon the terms and conditions of this Section 7, provided he or she has served as a non-employee Board member for at least six months prior to the date of such Annual Stockholders Meeting.

7.3. No Limitation. There shall be no limit on the number of shares of Common Stock for which any one Eligible Director may be granted Options under this Section 7 over his or her period of Board service.

7.4. Exercise Price. The exercise price per share of Common Stock subject to each Option grant made under this Section 7 shall be equal to 100% of the Fair Market Value per share of Common Stock, on the automatic grant date.

7.5. Option Term. Each Option grant under this Section 7 shall have a term of ten years measured from the automatic grant date, subject to earlier termination in accordance with Section 7.7 below.

7.6. Exercisability and Vesting. Each Option grant under this Section 7 shall vest and be exercisable for any or all of the shares subject thereto, as follows.

7.6.1. Initial Grant. The shares of Common Stock subject to each Option granted pursuant to Section 7.2.1 shall vest and be exercisable in full six months from the date of grant. The right to exercise such Options will expire on the tenth anniversary of the date on which the Options were granted.

7.6.2. Annual Grant. The shares subject to each Option granted pursuant to Section 7.2.2 shall vest and be exercisable on a cumulative basis as to 3,750 shares beginning six months from the date of grant and 3,750 additional shares of Common Stock beginning on the first anniversary of the date of grant. The right to exercise such Options will expire on the tenth anniversary of the date on which the Options were granted.

7.7. Effect of Termination of Board Service. Upon cessation of Service as a non-employee Board member (for reasons other than retirement or death), only those Options exercisable at the date of cessation of service shall be exercisable by the non-employee Board member. Such Options shall be exercisable for a period of three months from cessation of Service of the non-employee Board member or the expiration of the Option, whichever period is shorter.

Upon the retirement or death of a non-employee Board member, Options shall be exercisable as follows:

7.7.1 Retirement. Upon retirement as a non-employee Board member after the non-employee Board member has served for at least six consecutive years as a director, all Options shall continue to be exercisable during their terms as if such person had remained a non-employee Board member.

7.7.2 Death. In the event of the death of a non-employee Board member while a member of the Board, the Options granted to him or her shall be exercisable, to the extent then exercisable, for a period of one year from the date of the non-employee Board member’s death, or until the expiration of the Option, whichever period is shorter.

7.8. Other Option Terms Apply. Except to the extent inconsistent with the terms of this Section 7, all Options granted pursuant to this Section 7 shall be subject to the terms and conditions of Sections 1 through 6 and Sections 12 and 13 of the Plan.

Section 8. Discretionary Option Grants to Non-Employee Directors

8.1. Option Grants. The Committee, upon ratification by the Board, shall have the authority to grant discretionary Non-Qualified Options to non-employee Board members under this Section 8. Participants granted Options under this Section 8 may be selected from among those non-employee Board members who, in the opinion of the Committee and the Board, have the capacity to devote themselves to the Company’s success.

8.2. Option Terms. Except to the extent inconsistent with the terms of this Section 8, each Option granted pursuant to this Section 8 shall be a Non-Qualified Option governed by the terms and conditions specified under Sections 1 through 6 and 12 and 13 of the Plan.

8.2.4. Effect of Termination of Service. Subject to the discretion of the Committee under Section 6.7.4, Section 7.7 of the Plan shall apply to the termination of Options granted to non-employee Board members under this Section 8, except that upon termination of the non-employee Board member’s Service for Misconduct, all outstanding Options held by the non-employee Board member shall terminate immediately and cease to be outstanding.

Section 9. Stock Appreciation Rights

9.1. In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible individuals. Each granted SAR shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

9.2. Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Agreement or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.

9.2.1. Other Terms.

(a) Term of SAR. Unless otherwise provided in the applicable Award Agreement at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.

(b) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.

(c) Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.

Section 10. Restricted Shares.

10.1. In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Share Award over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death or cessation of Service other than for cause, provided, however, that up to 120,000 shares issuable under the Plan may be granted as Restricted Shares or Restricted Share Units with vesting based on continued employment or the passage of time over less than one year.

10.2. Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Committee shall deem appropriate.

10.3. Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.

10.4. Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 10. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 10 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 10, and the Award Agreement applicable to the gifted shares.

Section 11. Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Agreement; provided, however, that in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Share Award over a period of less than three years from the date the Award is made, other than as determined by the Committee upon a Change in Control or upon the Participant’s death or cessation of Service other than for cause, provided, however, that up to 120,000 shares issuable under the Plan may be granted as Restricted Shares or Restricted Share Units with vesting based on continued employment or the passage of time over less than one year.

Section 12. Change in Control. Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may (but shall not be required to), in its sole and absolute discretion and without the need for the consent of any Optionee or Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

12.1. cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part;

12.2. cause any or all outstanding Restricted Shares and Restricted Share Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part;

12.3. cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation;

12.4. cancel any or all Restricted Shares or Restricted Share Units held by Participants affected by the Change in Control in exchange for restricted shares of or restricted share units in respect of the common stock of any successor corporation;

12.5. redeem any or all Restricted Shares held by Participants affected by the Change in Control for cash and/or other substitute consideration with a value equal to the (a) the number of Restricted Shares to be redeemed multiplied by (b) the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control;

12.6. cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of shares subject to that Option or SAR, multiplied by (b) the difference between the Fair Market Value per share of Common Stock on the date of the Change in Control and the exercise price of that Option or SAR; and

12.7. cancel any Restricted Share Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Share Units, multiplied by (b) the Fair Market Value per share of Common Stock on the date of the Change in Control.

Section 13. Miscellaneous Provisions.

13.1. Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time. No such amendment, modification or termination shall adversely affect the material economic rights with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination. In addition, the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) change the persons or class of persons eligible to receive Awards, (c) other than in connection with an adjustment under Section 5.4, reduce the exercise price of outstanding Options (including canceling previously awarded Options and regranting them with a lower exercise price), or (d) otherwise amend the Plan in any manner requiring stockholder approval by law or under the listing requirements of the NASDAQ National Market or other market or exchange on which the Common Stock is at the time listed or admitted to trading.

13.2. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. If determined by the Board, the minimum required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

13.3. Qualifying Performance-Based Compensation.

13.3.1 General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

13.3.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either GAAP or non-GAAP, if applicable to the criteria, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder’s equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

13.4. Effective Date and Term of Plan.

13.4.1. Effective Date. The Plan will become effective on the Plan Effective Date (as defined in Section 1.2).

13.4.2. Term of the Plan. The Plan will continue in effect until the 10th anniversary of the Plan Effective Date; provided that any Option that is granted prior to such 10th anniversary may extend beyond that date.

13.5. No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6 Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.

13.7. Representations; Legends. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

13.8. Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, and any other applicable federal or state securities laws.

13.9. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise enforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.

13.10. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

13.10.1. the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

13.10.2. the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

13.10.3. any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

13.11. Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

13.12. Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

13.13. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.